Exhibit 3.1

THE VALSPAR CORPORATION

(Incorporated Under the Laws

of the State of Delaware)

B Y – L A W S

As Amended to and Including August 19, 2009

THE VALSPAR CORPORATION

B Y - L A W S

As Amended to and Including August 19, 2009

ARTICLE I

Stockholders

Section 1.       The Annual Meeting of the Stockholders of the Corporation shall be held on the fourth Wednesday in February in each year, beginning in the year 1971 (or if said day be a legal holiday, then on the next succeeding day, not a legal holiday), at 2:00 in the afternoon for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting. The Annual Meeting shall be held at such place within or without the State of Delaware, and at such other date and time, as may be fixed by the Board of Directors and stated in the call and notice of the meeting.

Section 2.       Special meetings of the stockholders may be held upon call of the Board of Directors or the Executive Committee or the Chairman of the Board or the President, at such time and at such place within or without the State of Delaware as may be stated in the call and notice.

Section 3.       Notice of the time and place of every meeting of the stockholders shall be delivered personally or mailed at least fifteen days previous thereto to each stockholder of record entitled to vote at the meeting, at the address furnished by him to the Corporation or its Transfer Agent. Such further notice shall be given as may be required by law. Meetings may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or if notice is waived by those not so present or represented.

Section 4.       At every meeting of the stockholders the holders of record of a majority of the outstanding shares of stock of the Corporation, entitled to vote at the meeting, whether present in person or represented by proxy, shall, except as otherwise provided by law, or by the Certificate of Incorporation, constitute a quorum. If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of such shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

Section 5.       Unless otherwise provided in the Certificate of Incorporation of the Corporation, meetings of the stockholders shall be presided over by the Chairman of the Board or the President or, if neither is present, by a Vice President or, if a Vice President is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation or, if he is not present, an Assistant Secretary of the Corporation, if present, shall act as secretary of the meeting, but if no such officer is present, a secretary shall be chosen at the meeting.

Section 6.       Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time, but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period, and, except when the stock transfer books of the Corporation shall have been closed or a date shall have been fixed in advance as a record date for the determination of stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

Section 7.       Order of Business.

(A)       Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these By-laws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these By-laws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B)       Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these By-laws as to such nomination.

(C)      General. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-laws and, if any proposed nomination or other business is not in compliance with these By-laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 8.       Advance Notice of Stockholder Business and Nominations.

(A)       Annual Meeting of Stockholders. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section [7](A) of these By-laws, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section [8](A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(B)       Special Meetings of Stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder’s notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section [9] of these By-laws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(C)	Disclosure Requirements.

(1)       To be in proper form, a stockholder’s notice (whether given pursuant to Section [7](A) or [7](B) of these By-laws) to the Secretary must include the following, as applicable.

(a)       As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)       If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c)       As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d)       With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section [9] of these By-laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(2)       For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)       Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section [7] of these By-laws. Nothing in this By-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-laws. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 9.       Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section [8] of these By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 10.     At all elections of directors the voting shall be by ballot and a majority of the votes cast thereat shall elect. At all such elections the chairman of the meeting shall appoint two inspectors of election, unless such appointment shall be unanimously waived by the stockholders present in person or represented by proxy at the meeting and entitled to vote for the election of directors; but no director or candidate for the office of director shall be appointed as such inspector. The inspectors, before entering upon the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

Section 11.     The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 12.     Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request must be in writing and set forth the action or actions proposed to be taken by written consent.

The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 13.     Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section [12] of these By-laws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section [12] of these By-laws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 14.     Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section [12] of these By-laws, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section [12] of these By-laws.

Section 15.     The provisions of this Article I, and of these By-Laws, are subject to the provisions of the Certificate of Incorporation of the Corporation, as from time to time amended, and in the case of any inconsistency between the provisions of these By-Laws and of the Certificate of Incorporation, the Certificate of Incorporation shall govern and such inconsistency shall be resolved so as to carry into effect the intent and purpose of the provisions of the Certificate of Incorporation.

ARTICLE II

Board of Directors

Section 1.       The Board of Directors of the Corporation shall consist of such number of persons, not less than three, as may be fixed from time to time by resolution of the Board of Directors. Commencing at the Annual Meeting of Stockholders in 1986, the terms of office of the Board of Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board of Directors. The terms of office of the directors initially classified shall be as follows: (i) terms of Class I shall expire at the Annual Meeting of Stockholders in 1987; (ii) terms of Class II shall expire at the Annual Meeting of Stockholders in 1988; and (iii) terms of Class III shall expire at the Annual Meeting of Stockholders in 1989. At each Annual Meeting of Stockholders after the initial classification, a successor to a director whose term shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting following election and until a successor shall have been duly elected and shall have qualified. Directors numbering at least one half of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

Whenever any vacancies shall have occurred in the Board of Directors, by death, resignation, or otherwise, or the number of directors shall be increased by amendment of this Section, such vacancy may be filled, or the additional directors may be elected by the vote of a majority of the directors then in office, although such majority is less than the quorum.

Section 2.       Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Meetings of the Board may be held at any time upon call of the Executive Committee or the Chairman of the Board, if any, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before any such meeting. A meeting of the Board may be held without notice immediately after the Annual Meeting of Stockholders at the same place at which such meeting is held. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in writing or by telegram, before or after any such meeting.

Directors shall be reimbursed for their necessary traveling expenses incurred in attending meetings of the Board and shall be paid such reasonable fee for their attendance as the Board of Directors may fix.

Section 3.       The Board of Directors may, by resolution or resolutions, passed by the vote of a majority of the whole Board designate an Executive committee, to consist of the Chairman of the Board or the President, and two or more other directors of the Corporation, as the Board may from time to time determine. The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all-papers which may require it; but the Executive Committee shall not have power to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend By-Laws of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee.

Section 4.       The Board of Directors may also, by resolution or resolutions, passed by a majority of the total number of directors, appoint one or more other committees, each such committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise such powers as shall be conferred or authorized by the Board, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.

Section 5.       Meetings of the Executive Committee and of each one or more other committees appointed by the Board of Directors pursuant to the provisions of the preceding Section 4 shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the committee or as may be specified in the call of any meeting. Regular meetings of the Executive Committee and of each one or more other such committees shall be held at such time as may from time to time be fixed by resolution of the committee, and notice of such meetings need not be given. Special meetings of the Executive Committee and of each one or more other such committees may be held at any time upon call of the Chairman or Vice-Chairman of the committee, if any, or the President, and notice thereof, unless otherwise determined by the committee, shall be mailed to each member thereof, addressed to him at his residence or usual place of business, or shall be sent to him at such residence or place of business by telegram, radio, or cable, or shall be given to him orally, in person or by telephone or otherwise, at least two days before such meeting. Notice of any special meeting need not be given to any member who shall attend such meeting in person or who shall waive notice thereof in writing or by telegram, radio-or cable, whether before or after the time of such meeting, and any such meeting shall be a legal meeting without any notice thereof having been given if all the members shall be present thereat. No notice of any adjourned meeting need be given. At all meetings of the Executive Committee and of each one or more other such committees the presence of members constituting a majority of the membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the member present at any meeting at which a quorum is present shall be the act of the committee. The Executive Committee and each one or more other such committees may, except to the extent provided herein or in any resolution of the Board of Directors, make rule for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.

ARTICLE III

Officers

Section 1.       At the annual meeting of the Board, and from time to time thereafter, the Board of Directors shall elect or appoint such officers as it deems proper which may include, but without limitation, a Chairman of the Board, who shall be a Director, a President, one or more Vice Presidents, a Treasurer, a Secretary, and Assistants thereto. One person may hold more than one office, except the offices of President and Vice President.

Section 2.       The term of office of all officers shall be one year, or until their respective successors are chosen; but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the whole Board.

Section 3.       Subject to such limitations as the Board of Directors or the Executive Committee may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Executive Committee. The Board of Directors may require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Corporation to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

Section 4.       The Board of Directors may designate from time to time one of the officers of the Corporation as Chief Executive officer. within limits prescribed from time to time by the Board of Directors or Executive Committee, the Chief Executive Officer shall have broad executive authority and responsibility to supervise and control the Corporation's operations and to provide general leadership in matters of corporate policy and planning.

ARTICLE IV

Certificates of Stock

Section 1.       The interest of each stockholder in the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall be signed by the Chairman of the Board or the President or a Vice-President and by the

Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided, however, that, in case such certificates are required by such resolution to be signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such Chairman of the Board or President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile.

In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates for shares of stock of the Corporation shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.       The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person or by duly authorized attorney, upon surrender for cancellation of certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

Section 3.       No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

Section 4.       Notwithstanding the foregoing, the Board of Directors by resolution may from time to time designate any or all classes or series of shares of the stock of the Corporation, as it deems appropriate, as uncertificated shares. Any such resolution adopted by the Board of Directors shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, upon request, every holder of uncertificated shares shall be entitled to receive a certificate representing the number of shares registered as provided in Section 1 of this Article IV.

ARTICLE V

Checks, Notes, Etc.

All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors or the Executive Committee.

ARTICLE VI

Fiscal Year

The fiscal year of the Corporation shall end on the Friday immediately preceding the 31st of October in each year, and shall begin on the next day for the following fiscal year.

ARTICLE VII

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the words "Incorporated - Delaware - 1934."

ARTICLE VIII

Officers

The Corporation and the stockholders and the directors may have offices outside of the State of Delaware, at such places as shall be determined from time to time by the Board of Directors.

ARTICLE IX

Indemnification of Officers and Directors

The Corporation (and any successor of the Corporation by merger or otherwise) shall indemnify and hold harmless every person, his heirs, executors and administrators, against any and all expense, liability and loss (including without limitation judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and attorneys' fees), incurred or suffered by such person in connection with any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or otherwise, civil, criminal, administrative or investigative, including appeals) (a "Proceeding"), to which he may be or is made a party by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this By-law is in effect (whether such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exits or is brought), a director or officer of the Corporation, or is or was at any such time serving, at the request of the Corporation, as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a "Covered Person"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent; provided, however, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

To obtain indemnification under this By-law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a "Change of Control" as defined in the Change In Control Employment Agreement, as amended December 10, 2008, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

Each Covered Person shall have the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the "Undertaking") by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a "final disposition") that such director or officer is not entitled to be indemnified for such expenses under this By-law or otherwise.

If a claim for indemnification (following final disposition of such Proceeding) under this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to these By-laws has been received by the Corporation, or if a request for advancement of expenses under this Article IX is not paid in full by the Corporation within twenty (20) days after a statement pursuant to these By-laws and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any is required, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors,

Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. If a determination shall have been made pursuant to these By-laws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this paragraph. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph that the procedures and presumptions of this By-law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-law.

The provisions of this article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. All of the rights conferred in this Article IX, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person's service to or at the request of the Corporation and (x) any amendment or modification of this Article IX that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (y) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer or ceased to serve at the Corporation's request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person's heirs, executors and administrators.

The rights of indemnification provided in this Article IX (i) shall not be exclusive of any rights to which any person may otherwise be entitled under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person's service prior to the date of such termination.

In addition to the protection provided to directors and officers under the corporation's Certificate of Incorporation and to Covered Persons under the foregoing provisions of these By-laws, their liability shall be limited to, and their rights of indemnification and expense advances shall extend to, the fullest extent permitted under applicable provisions of the Delaware General Corporation Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification). The provisions of this By-law may also be extended, at the discretion of the Board of Directors, to other employees and agents of the corporation, and shall in all events extend to the legal representatives of indemnified persons.

For purposes of this By-law: (i) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant; (ii) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-law.

Any notice, request or other communication required or permitted to be given to the Corporation under this By-law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

If any provision or provisions of this By-law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-law (including, without limitation, each portion of any paragraph of this By-law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-law (including, without limitation, each such portion of any paragraph of this By-law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE X

Amendments

The By-Laws of the Corporation may be altered, amended, added to or repealed at any meeting of the Board of Directors, by the affirmative vote of a majority of the total number of directors, if notice of the proposed change is given in the notice of the meeting, or if all of the directors are present at the meeting, or if all directors not present at the meeting assent in writing to such change; PROVIDED, however, that no change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware. By-Laws made by the directors may be altered or repealed by the stockholders having voting power, or by the directors.